EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Investor and Analyst Contact:	Media Contact:
Jeffrey S. Beyersdorfer	Gary Hanson
(602) 286-1530	(602) 286-1777

Michelle Clemente

(602) 286-1533

WESTERN REFINING MAKES OFFER TO ACQUIRE ALL PUBLICLY-TRADED UNITS OF NORTHERN TIER ENERGY LP

EL PASO, Texas – October 26, 2015 - Western Refining, Inc. (NYSE:WNR) today announced that it has submitted a proposal to the Conflicts Committee of the Board of Directors of the general partner of Northern Tier Energy LP (NYSE:NTI) to acquire all of NTI’s outstanding publicly-held common units. The proposed purchase price for each NTI common unit is comprised of $17.50 in cash and 0.2266 of a share of Western common stock.  The proposed consideration represents a 15% premium to the 20-day volume weighted average price (“VWAP”) of NTI’s common unit price as of October 23, 2015, and represents aggregate consideration of $27.62 per NTI common unit based on the 20-day VWAPs for NTI and Western as of October 23, 2015. Assuming completion of the proposed transaction, NTI will become a wholly-owned subsidiary of Western and NTI common units will cease to be publicly traded. NTI’s 7.125% Senior Secured Notes due 2020 will remain outstanding.

Jeff Stevens, President and CEO of Western said, “We believe this proposed transaction enhances value for both the Western shareholders and NTI unitholders. The combination of Western and Northern Tier will simplify our corporate structure and create a stronger, more diverse company with enhanced growth opportunities and greater access to capital.”

The proposed transaction is subject to the negotiation and execution of mutually acceptable definitive documentation and approval by Western’s Board of Directors, NTI’s Conflicts Committee and the common unitholders of NTI.

Western owns 100% of the general partner of NTI and owns approximately 38% of the outstanding common units of NTI.

About Western Refining

Western Refining, Inc. is an independent refining and marketing company headquartered in El Paso, Texas. The refining segment operates refineries in El Paso, and Gallup, New Mexico. The retail segment includes retail service stations, convenience stores, and unmanned fleet fueling locations in Arizona, Colorado, New Mexico, and Texas.

Western Refining, Inc. also owns the general partner and approximately 66% of the limited partnership interest in Western Refining Logistics, LP (NYSE:WNRL) and the general partner and approximately 38% of the limited partnership interest in Northern Tier Energy LP (NYSE:NTI).

More information about Western Refining is available at www.wnr.com.

Forward-Looking Statements

This press release includes “forward-looking statements” which are protected as forward-looking statements under the Private Securities Litigation Reform Act of 1995. The forward-looking statements reflect Western’s current expectations regarding future events, results or outcomes. The forward-looking statements contained herein include statements related to, among other things, the transactions described in Western’s proposal, including the delegation of the proposal to the NTI Conflicts Committee.  These statements are subject to the risk that the proposed transaction is not consummated at all or on the initial terms proposed, as well as to the general risks inherent in Western’s business, and its expectations may or may not be realized.  Some expectations may be based upon assumptions or judgments that prove to be incorrect.  In addition, Western’s business and operations involve numerous risks and uncertainties, many of which are beyond Western’s control, which could materially affect Western’s financial condition, results of operations and cash flows.  Additional information relating to the uncertainties affecting Western’s business is contained in its filings with the Securities and Exchange Commission (“SEC”). The forward-looking statements are only as of the date made. Except as required by law, Western does not undertake any obligation to (and expressly disclaims any obligation to) update any forward-looking statements to reflect events or circumstances after the date such statements were made, or to reflect the occurrence of unanticipated events.

Important Notice to Investors

This press release does not constitute an offer to sell any securities. Any such offer will be made only by means of a prospectus, and only if and when a definitive agreement has been entered into by Western and NTI, pursuant to a registration statement filed with the SEC.

If the proposed merger is approved, a registration statement of Western, which will include a proxy statement of NTI and a Western prospectus, and other materials, will be filed with the SEC. IF AND WHEN APPLICABLE, INVESTORS AND SECURITY HOLDERS ARE URGED TO CAREFULLY READ THE DOCUMENTS FILED WITH THE SEC REGARDING THE PROPOSED TRANSACTION WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT WESTERN, NTI AND THE PROPOSED MERGER. If and when applicable, investors and security holders may obtain a free copy of the proxy statement/prospectus and other documents containing information about Western and NTI, without charge, at the SEC’s website at www.sec.gov.